EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-265452-01 on Form F-3 of our report dated 7 March 2023, relating to the financial statements of Lloyds Bank plc appearing in this Annual Report on Form 20-F for the year ended 31 December 2022.

/s/ Deloitte LLP
London, United Kingdom
7 March 2023